[ARTHUR ANDERSEN LETTERHEAD]



                                                                 Exhibit 16
                                                                 ----------



September 29, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs:

We have read Item 9 of Bruno's, Inc.'s Form 10-K dated September 29, 1995 and are in agreement with the statements contained in the first two paragraphs of Item 9.

Yours very truly,

Arthur Andersen LLP